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EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated January 21, 2005 (March 14, 2005 as to Note 18) related to the consolidated financial statements of Aviza Technology, Inc. as of September 24, 2004 and the period from October 10, 2003 (date of acquisition) through September 24, 2004, and the related financial statements of the Thermal Division of ASML Holding, N.V. as of October 9, 2003 (date of disposal) and the period from January 1, 2003 through October 9, 2003 and the year ended December 31, 2002 (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to the financial statements of the Predecessor being maintained by the ASML Thermal Division and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," by the Predecessor), appearing in the proxy statement/prospectus, which is part of this Registration Statement, and of our report dated January 21, 2005 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference of us under the heading "Experts" in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
June 22, 2005

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  EXHIBIT 23.2
CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM